UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                                 30 March 2001
               Date of Report (Date of earliest event reported)

                             WideBand Corporation
            (Exact name of registrant as specified in its charter)

                                    Nevada
                (State or other jurisdiction of incorporation)

                                    0-28002
                           (Commission File Number)

                                   87-036356
                       (IRS Employer Identification No.)

                         401 West Grand, Gallatin, MO
                   (Address of principal executive offices)

                                     64640
                                  (Zip Code)


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Item 5. Other Events and Regulation FD Disclosure.
     WideBand Corporation recently expanded its Board of Directors to five members with the addition of two new Directors.
     Jean Kaiser of Liberty, Missouri, and Sharla Riead, of Blue Springs, Missouri, both longtime WideBand Shareholders and members of the business community, accepted invitations to serve as outside Directors on the WideBand Board and as members of the Audit Committee.
     Sharla Riead has served as Senior Systems Analyst with Marion Labs, and since 1990 as a Financial Systems Project Manager for Sprint Corporation where her analysis and code corrections have saved Sprint an estimated $80 to $100 million a year.
     Jean Kaiser is a 1981 graduate of Rockhurst College with a degree in Business Management. She is a 16-year veteran in the packaging industry where she is an account executive.

     They will serve on the Board of Directors until the next annual Shareholders' Meeting and until their successors are duly appointed.


SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



WideBand Corporation
    (Registrant)


Date: 30 March 2001             Signature:   /s/ Roger E. Billings
                                           -------------------------
                                                Roger E. Billings
                                           President, CEO & Director